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                                                                   Exhibit 10.3


                    TECHNOLOGY TRANSFER AND LICENSE AGREEMENT


         This Agreement is effective as of February 1, 1999 (the "Effective Date") by and between Millennium Pharmaceuticals, Inc., a Delaware corporation having its principal office at 640 Memorial Drive, Cambridge, Massachusetts 02139-4815 ("MPI"), and Millennium Predictive Medicine, Inc., a Delaware corporation having its principal place of business at 640 Memorial Drive, Cambridge, Massachusetts, 02139-4815 ("MPMx").


                                  INTRODUCTION


         1. MPI is willing to transfer and license to MPMx, and MPMx desires to acquire and license from MPI, certain technology and intellectual property rights thereto for the purpose of allowing MPMx to develop and market products and services in the MPMx Core Field (as defined below) using such technology and intellectual property rights thereto.

         2. In the future, MPI may develop certain inventions, improvements, processes or know-how and, in each such case to the extent it is able, MPI is willing to grant to MPMx a license or sublicense to use such developments, technology or rights for research and to exploit such developments, technology or rights for development and commercialization in the MPMx Core Field.

         3. In the future, MPMx may develop certain inventions, improvements, processes or know-how and, in each such case to the extent it is able, MPMx is willing to grant to MPI a license or sublicense to use such developments, technology or rights for research and to exploit such developments, technology or rights for development or commercialization in the MPI Core Field (as defined below).

         4. In consideration of the transfer and license by MPI to MPMx of such technology and rights, MPMx has agreed to issue certain equity securities to MPI.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPI and MPMx hereby agree as follows:


SECTION 1.  DEFINITIONS

         As used herein, the following terms shall have the meanings set forth below:


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         1.1  AGREEMENT, PARTY AND OTHER GENERAL TERMS.

       "AFFILIATE" means any corporation, company partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For the purposes of this definition, "control" shall mean, (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

         "AGREEMENT TERM" means the period commencing on the Effective Date and ending on the later of (a) the fifth anniversary of the Effective Date and (b) the date on which MPMx ceases to be an Affiliate of MPI.

         "COLLABORATIVE PARTNER" means a party (other than MPI or an MPI Subsidiary or MPMx) to a collaboration agreement with either of MPI or MPMx.

         "CONFIDENTIAL INFORMATION" means all trade secrets or confidential or proprietary information designated as such in writing, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed to the receiving Party. Notwithstanding the foregoing, information which is orally or visually disclosed to the receiving Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Confidential Information if (i) it would be apparent to a reasonable person, familiar with the business and the industry of the disclosing Party, that such information is of a confidential or proprietary nature the maintenance of which is important to the disclosing Party or if (ii) the disclosing Party, within thirty (30) days after such disclosure, delivers to the receiving Party a written document or documents describing such information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers.

         "DESIGNATED COORDINATORS" means the employees of the Parties (who shall be designated by the Parties within 30 days of the Effective Date) responsible for updating the schedules to this Agreement as required by Section 3.2 and for maintaining the list of biological materials required by Section 3.3.

         "FAMILY COUNCIL" means a governing body consisting of the chief executive officer, chief business officer, chief financial officer and general counsel of MPI (to the extent such offices are filled), any additional employees of MPI as may be selected by the chief executive officer of MPI, the senior executive officer of each MPI Subsidiary so long as such MPI Subsidiary remains an Affiliate of MPI, and the senior executive officer of MPMx so long as MPMx remains an Affiliate of MPI. Each of the foregoing representatives shall have the right to invite one additional non-voting designee to attend meetings of the Family Council.



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         "FULLY-LOADED COST" means (a) costs directly attributable to an activity (i.e., those costs which vary with such activity), including, but not limited to, direct labor and benefit expenses for such activity and consumable bulk and other materials, plus (b) fixed overhead costs allocable to the activity, including, but not limited to, direct benefit and labor expenses for technical services and support services, rent, utilities, building supplies, depreciation, maintenance and repairs and insurance costs associated with such activity, plus (c) a percentage of indirect overhead costs allocable to the activity, including, but not limited to, consulting costs, lab supplies and services, information systems, equipment service, safety compliance, applicable license fees and collaborative expenses.

         "MPI SUBSIDIARY" shall mean a subsidiary established by MPI to operate within all or any portion of the MPI Core Field.

         "PARTY" means MPI or MPMx; "PARTIES" means MPI and MPMx.

         "PERSON" means any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

         "RIGHTS EXCHANGE AGREEMENT" means the Rights Exchange Agreement between MPI and MPMx of even date herewith.

         "THIRD PARTY LICENSEE" means a bona fide collaborator, permitted customer or service recipient, or third party licensee of MPI or an MPI Subsidiary within the MPI Core Field or of MPMx within the MPMx Core Field.

         1.2  SCIENTIFIC AND PRODUCT TERMS.

         "DIAGNOMICS" means products and services used to describe a patient's medical condition in a form or manner which has inherent prognostic, therapeutic or economic benefit.

         "DIAGNOMIC AND PHARMACOGENOMIC DATABASES" means compilations of data and other information for Diagnomic and Pharmacogenomic purposes. Diagnomic and Pharmacogenomic Databases shall not include compilations of data and other information which relate to MPI's (or, if so authorized by MPI, an MPI Subsidiary's) development and/or commercialization of products or services in the MPI Core Field.

         "DIAGNOMIC AND PHARMACOGENOMIC PROCESS TECHNOLOGY" means technology which is related to or necessary for the generation and interpretation of Diagnomic and Pharmacogenomic Databases and/or the use of Diagnomic and Pharmacogenomic Software.




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         "DIAGNOMIC AND PHARMACOGENOMIC SOFTWARE" means software for the generation and interpretation of Diagnomic and Pharmacogenomic Databases including, but not limited to, software used in connection with Patient Management Services.

         "DIAGNOSTIC PRODUCTS" means any product which is offered, or is reasonably intended by MPMx to be offered, for sale to third parties (e.g., testing laboratories, physicians, hospitals and patients) pursuant to an arms-length transaction, in the form of a device, compound or kit, that is used to identify patients having a particular disease or predisposition to a disease and/or to monitor the course, prognosis or recurrence of such disease in such patients.

         "DIAGNOSTIC PRODUCTS/TESTING SERVICES RESEARCH AND DEVELOPMENT SERVICES" means any research and development service which is provided, or is reasonably intended by MPMx to be provided, to third parties (e.g., diagnostics development and manufacturing companies) pursuant to an arms-length transaction in order to develop and/or commercialize Diagnostic Products or Diagnostic Testing Services.

         "DIAGNOSTIC TESTING SERVICES" means any testing service which is provided, or is reasonably intended by MPMx to be provided, to third parties (e.g., physicians, hospitals and patients) pursuant to an arms-length transaction, in order to identify patients having a particular disease or predisposition to a disease and/or to monitor the course, prognosis or recurrence of such disease in such patients.

         "MPMx PRODUCTS" means Diagnomic and Pharmacogenomic Databases, Diagnomic and Pharmacogenomic Process Technology, Diagnomic and Pharmacogenomic Software, Diagnostic Products and Pharmacogenomic Products.

         "MPMx SERVICES" means Diagnostic Products/Testing Services Research and Development Services, Diagnostic Testing Services, Patient Management Services, Pharmacogenomics-Mediated Drug Research and Development Services,
Pharmacogenomic Products/Testing Services Research and Development Services and Pharmacogenomic Testing Services.

         "PATIENT MANAGEMENT SERVICES" means the provision of medical practice guidelines based on Diagnomics and Pharmacogenomics.

         "PHARMACOGENOMICS" means the correlation, based on analysis of animal and/or human tissue (including, without limitation, cell lines), of a biological marker (e.g., DNA, RNA or protein) with measurements of the safety and/or efficacy of a preventative and/or therapeutic substance or candidate.

         "PHARMACOGENOMICS-MEDIATED DRUG RESEARCH AND DEVELOPMENT SERVICES" or "PMDRDS" means any research and development service which is provided, or is reasonably intended by




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MPMx to be provided, to third parties engaged in developing therapeutic and/or preventative products (e.g., biotechnology and pharmaceutical companies) pursuant to an arm's-length transaction in order to assess on behalf of any such third party the Pharmacogenomic properties of an existing candidate therapeutic or preventative product or an existing therapeutic or preventative product being developed by such third party. Pharmacogenomics-Mediated Drug Research and Development Services shall not include the provision of research and development services in order to discover or identify candidate therapeutic or preventative products.

         "PHARMACOGENOMIC PRODUCTS" means any product which is offered, or is reasonably intended by MPMx to be offered, for sale to third parties (e.g., testing laboratories, physicians and hospitals) pursuant to an arms-length transaction, in the form of a device, compound or kit, that is used to identify patients (e.g., the genetic disaggregation of patient populations) based on their response to a pharmaceutical compound.

         "PHARMACOGENOMIC PRODUCTS/TESTING SERVICES RESEARCH AND DEVELOPMENT SERVICES" or "PPTSRDS" means any research and development service which is provided, or is reasonably intended by MPMx to be provided, to third parties (e.g., diagnostic development and manufacturing) pursuant to an arms-length transaction in order to develop and/or commercialize Pharmacogenomic Products or Pharmacogenomic Testing Services. Pharmacogenomic Products/Testing Services Research and Development Services shall not include the provision of research and development services in order to discover or identify candidate therapeutic or preventative products or the provision of Pharmacogenomics-Mediated Drug Research and Development Services.

         "PHARMACOGENOMIC TESTING SERVICES" means any testing service which is provided, or is reasonably intended by MPMx to be provided, to third parties (e.g., pharmaceutical companies, clinical research organizations, physicians and hospitals) pursuant to an arms-length transaction, in order to identify patients (e.g., the genetic disaggregation of patient populations) based on their response to a pharmaceutical compound.

         1.3  FIELD, PATENT, RETAINED RIGHT AND TECHNOLOGY TERMS.

         "MPI CORE FIELD" means the identification, discovery, research, development and commercialization of all products and services outside of the MPMx Core Field. MPI may assign all or any portion of the MPI Core Field to an MPI Subsidiary.

         "MPI PROCESS TECHNOLOGY" means all Process Technology which is solely or jointly developed, acquired or otherwise controlled by MPI during the Agreement Term (excluding, however, Process Technology licensed to MPI by MPMx pursuant to this Agreement and Process which MPI does not have the right to sublicense to MPMx). MPI Process Technology shall include MPI Subsidiary Process Technology. MPI Process Technology existing as of the date hereof includes, without limitation, the Process Technology set forth on SCHEDULE A.





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         "MPI PROCESS TECHNOLOGY PATENT RIGHT(S)" means a Patent Right that covers MPI Process Technology.

         "MPI PRODUCT TECHNOLOGY" means all Product Technology which is solely or jointly developed, acquired or otherwise controlled by MPI during the Agreement Term (excluding, however, Product Technology licensed to MPI by MPMx pursuant to this Agreement and Product Technology which MPI does not have the right to sublicense to MPMx). MPI Product Technology shall include MPI Subsidiary Product Technology.

         "MPI PRODUCT TECHNOLOGY PATENT RIGHT(S)" means a Patent Right that covers MPI Product Technology.

         "MPI SUBSIDIARY PROCESS TECHNOLOGY" means all Process Technology which is solely or jointly developed, acquired or otherwise controlled during the Agreement Term by an MPI Subsidiary which is an Affiliate of MPI at the time of such development, acquisition or control (excluding, however, Process Technology licensed to an MPI Subsidiary by MPI and Process Technology which the MPI Subsidiary does not have the right to sublicense to MPI). MPI Subsidiary Process Technology existing as of the date hereof includes, without limitation, the Process Technology set forth on SCHEDULE B.

         "MPI SUBSIDIARY PRODUCT TECHNOLOGY" means all Product Technology which is solely or jointly developed, acquired or otherwise controlled during the Agreement Term by an MPI Subsidiary which is an Affiliate of MPI at the time of such development, acquisition or control (excluding, however, Product Technology licensed to an MPI Subsidiary by MPI and Product Technology which an MPI Subsidiary does not have the right to sublicense to MPI).

         "MPMx CORE FIELD" means the identification, discovery, research, development and commercialization of MPMx Products and MPMx Services.

         "MPMx PROCESS TECHNOLOGY" means all Process Technology which is solely or jointly developed, acquired or otherwise controlled by MPMx during the Agreement Term (excluding, however, Process Technology licensed to MPMx by MPI pursuant to this Agreement and Process Technology which MPMx does not have the right to sublicense to MPI). MPMx Process Technology existing as of the date hereof includes, without limitation, the Process Technology set forth on SCHEDULE C.

         "MPMx PROCESS TECHNOLOGY PATENT RIGHT(S)" means a Patent Right that covers MPMx Process Technology.

         "MPMx PRODUCT TECHNOLOGY" means all Product Technology which is solely or jointly developed, acquired or otherwise controlled by MPMx during the Agreement Term (excluding,





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however, Product Technology licensed to MPMx by MPI pursuant to this Agreement and Product Technology which MPMx does not have the right to sublicense to MPI).

         "MPMx PRODUCT TECHNOLOGY PATENT RIGHT(S)" means a Patent Right that covers MPMx Product Technology.

         "MPMx RETAINED RIGHTS" means all research, development and commercialization rights, if any, retained by MPMx in the MPI Core Field pursuant to the MPMx Collaboration Agreements.

         "PATENT RIGHT" means a patent or patent application and all divisions, continuations, continuations-in-part (but solely to the extent directed to claims made in patents issued or patent applications filed expiration of the Agreement Term), reissues, reexaminations, extensions, Supplementary Protection Certificates and foreign counterparts thereof that is owned or otherwise controlled by MPI or an MPI Subsidiary or MPMx.

         "PROCESS TECHNOLOGY" means methods, systems, programs, technology, algorithms and software (including source code), together with all unpatentable intellectual property related thereto (including, without limitation, know-how, trade secrets and copyrights), for the identification, discovery, research, development and/or production of products and services in the MPI Core Field and/or the MPMx Core Field. Examples of Process Technology include, without limitation, DNA sequencing technologies, transcriptional profiling, genotyping technologies, protein analytics, methods for screening small molecule libraries, methods for automating and increasing throughput of process technologies, software systems for the control and management of automated process technologies, and software systems for DNA sequencing analysis, transcriptional profiling, genotyping analysis, protein profiling analysis and drug discovery informatics.

         "PRODUCT TECHNOLOGY" means technology in the form of biological materials and chemical compounds and the data relating thereto, together with all unpatentable intellectual property related thereto (including, without limitation, know-how, trade secrets and copyrights), that directly relates to the development, manufacture and/or commercialization of a product or service in the MPI Core Field and/or the MPMx Core Field. Product Technology shall exclude Process Technology. Examples of Product Technology include, without limitation, genes, gene fragments, proteins, peptides, vectors, cell lines, cells, small molecules and natural product compounds and libraries.


SECTION 2.  LICENSES

         2.1 LICENSES TO PROCESS TECHNOLOGY. Subject to the terms and conditions of this Agreement, MPI and MPMx hereby grant the following Process Technology licenses.



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         (a)  MPI PROCESS TECHNOLOGY. MPI hereby grants to MPMx a royalty-free, non-exclusive right and license, without the right to grant sublicenses (except to the limited extent set forth in Section 6), to MPI's interest in all MPI Process Technology (excluding software source code unless reasonably required for the purposes set forth in subsection (c) below) and all MPI Process Technology Patent Rights reasonably related to, or reasonably useful or necessary for use in, the MPMx Core Field for use by MPMx and MPMx's permitted sublicensees solely in the MPMx Core Field. Additionally, during the Agreement Term, except with the written consent of MPMx, MPI shall not be permitted or authorized to use or practice the MPI Process Technology or MPI Process Technology Patent Rights in the MPMx Core Field. Upon expiration of the Agreement Term, the foregoing non-exclusive license granted to MPMx to use such MPI Process Technology and MPI Process Technology Patent Rights solely in the MPMx Core Field shall survive and shall include an unrestricted right to grant sublicenses.


         (b) MPMx PROCESS TECHNOLOGY. MPMx hereby grants to MPI a royalty-free, non-exclusive right and license, with the right to grant sublicenses (subject, however, to the restrictions set forth in Section 6), to MPMx's interest in (i) all MPMx Process Technology (including software source code) and all MPMx Process Technology Patent Rights reasonably related to, or reasonably useful or necessary for use in, the MPI Core Field for use by MPI and MPI's permitted sublicensees in the MPI Core Field and (ii) all MPMx Process Technology (including software source code) and all MPMx Process Technology Patent Rights reasonably related to, or reasonably useful or necessary for use in, the MPMx Core Field for use by MPI and MPI's permitted sublicensees in the MPMx Core Field. Additionally, during the Agreement Term, except with the written consent of MPI or the MPI Subsidiary whose core field would be affected, MPMx shall not be permitted or authorized to use or practice the MPMx Process Technology or MPMx Process Technology Patent Rights outside the MPMx Core Field. Notwithstanding the non-exclusive license granted to MPI in clause (ii) above, during the Agreement Term, except with the written consent of MPMx, MPI shall not be permitted or authorized to use or practice the MPMx Process Technology or MPMx Process Technology Patent Rights in the MPMx Core Field. Upon expiration of the Agreement Term, the non-exclusive license granted to MPI in clause (i) above shall survive and shall include the unrestricted right to grant sublicenses; provided, however, that MPI shall have no right to sublicense MPMx Process Technology which also constitutes an MPMx Product to Persons other than MPI Subsidiaries. Although the non-exclusive license granted to MPI in clause (ii) above shall not survive expiration of the Agreement Term, any sublicenses granted by MPI (in accordance with Section 6) prior to the expiration of the Agreement Term to Third Party Licensees to use the MPMx Process Technology and MPMx Process Technology Patent Rights in the MPMx Core Field shall survive the expiration of the Agreement Term. Moreover, to the extent that MPI (in accordance with Section 5) shall have incurred support obligations to Third Party Licensees of the MPMx Process Technology and MPMx Process Technology Patent Rights in the MPMx Core Field prior to the



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         expiration of the Agreement Term, MPI shall have the right to use the
         MPMx Process Technology and MPMx Process Technology Patent Rights in order to fulfill such support obligations.

         (c) OTHER PROVISIONS FOR SOFTWARE WITHIN THE MPI PROCESS TECHNOLOGY. Situations in which the Parties anticipate that MPI will license to MPMx the source code for software within the MPI Process Technology include, without limitation, situations in which the Parties will undertake collaborative software development work and situations in which MPMx desires to develop software products incorporating software included within the MPI Process Technology. With respect to specific types of software included within the MPI Process Technology, the Parties may mutually agree from time to time to enter into separate software licensing agreements for the purpose of setting forth more detailed rights and obligations of the Parties with respect to such software.

         2.2 LICENSES TO PRODUCT TECHNOLOGY. Subject to the terms and conditions of this Agreement, MPI and MPMx hereby grant the following Product Technology licenses.

         (a) MPI PRODUCT TECHNOLOGY. MPI hereby grants to MPMx a royalty-free, exclusive right and license, with the right to grant sublicenses, to MPI's interest in all MPI Product Technology and all MPI Product Technology Patent Rights reasonably related to, or reasonably useful or necessary for use in, the MPMx Core Field for use by MPMx and MPMx's permitted sublicensees solely in the MPMx Core Field. Upon expiration of the Agreement Term, the foregoing exclusive license granted to MPMx to use the MPI Product Technology and MPI Product Technology Patent Rights solely in the MPMx Core Field shall survive. Notwithstanding the foregoing, in the event that, during the Agreement Term, MPI or an MPI Subsidiary enters into a collaboration agreement, strategic alliance, license agreement or similar arrangement with a Collaborative Partner (a "Collaboration Agreement"), and pursuant to Section 2(c) of the Rights Exchange Agreement, MPI or an MPI Subsidiary is permitted to grant licenses and rights to such Collaborative Partner in the MPMx Core Field, then the license set forth in this subsection (a) shall not apply with respect to MPI Product Technology and MPI Product Technology Patent Rights developed or acquired pursuant to such Collaboration Agreement.

         (b) MPMx PRODUCT TECHNOLOGY. MPMx hereby grants to MPI a royalty-free, exclusive right and license, with the right to grant sublicenses, to MPMx's interest in all MPMx Product Technology and all MPMx Product Technology Patent Rights reasonably related to, or reasonably useful or necessary for use in, the MPI Core Field for use by MPI and MPI's sublicensees solely in the MPI Core Field. Upon expiration of the Agreement Term, the foregoing exclusive license granted to MPI to use the MPMx Product Technology and MPMx Product Technology Patent Rights solely in the MPI Core Field shall survive. Notwithstanding the foregoing, in the event that, during the Agreement Term, MPMx enters into a Collaboration Agreement with a Collaborative Partner, and




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         pursuant to Section 2(c) of the Rights Exchange Agreement, MPMx is
         permitted to grant licenses and rights to such Collaborative Partner in the MPI Core Field, then the license set forth in this subsection
         (b) shall not apply with respect to such MPMx Product Technology and MPMx Product Technology Patent Rights developed or acquired pursuant to such Collaboration Agreement.

         2.3 EXCEPTIONS TO ROYALTY-FREE LICENSES. Notwithstanding the royalty-free provisions of Sections 2.1 and 2.2, the following terms shall apply.

         (a) VARIATIONS FOR TECHNOLOGY WHICH CONSTITUTES A PRODUCT. With respect to MPI Subsidiary Process Technology or MPI Subsidiary Product Technology which also constitutes an independent product which is marketed and sold to third parties by an MPI Subsidiary, MPI shall have the right to alter the financial basis on which such MPI Subsidiary Process Technology or MPI Subsidiary Product Technology shall be provided to MPMx, it being understood that MPMx shall have no obligation to use or practice such MPI Subsidiary Process Technology or MPI Subsidiary Product Technology. With respect to MPMx Process Technology or MPMx Product Technology which may also constitute an MPMx Product, the Parties have agreed to the financial variations listed on SCHEDULE D.

         (b) SHARING OF COSTS ASSOCIATED WITH TECHNOLOGY. In the event that MPI, an MPI Subsidiary or MPMx in the ordinary course of its business licenses from a third party any Process Technology or Product Technology which has broad application across the MPI Core Field and MPMx Core Field, prior to the commencement of each calendar year, MPI, each MPI Subsidiary which is an Affiliate of MPI, and MPMx shall agree on an annual fixed percentage cost-sharing arrangement in respect of the costs associated with such license from such third party. In the event that such Process Technology or Product Technology does not have broad application across the MPI Core Field and MPMx Core Field, the parties who are anticipated to use such Process Technology or Product Technology shall negotiate on a case-by-case basis an appropriate cost-sharing arrangement. In the event that MPI or an MPI Subsidiary outside the ordinary course of its business acquires from a third party any Process Technology or Product Technology which has application in the MPMx Core Field or in the event that MPMx outside the ordinary course of its business acquires from a third party any Process Technology or Product Technology which has application in the MPI Core Field, the parties who are anticipated to use such Process Technology or Product Technology shall negotiate on a case-by-case basis an appropriate cost-sharing arrangement in respect of the costs associated with such acquisition.

         2.4 TRADEMARK LICENSES. The trademarks and service marks "Millennium" and "Millennium Predictive Medicine" shall be co-exclusively licensed to MPMx for use in the MPMx Core Field in accordance with the terms of the Trademark License Agreement between MPI and


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MPMx of even date herewith (the "Trademark License Agreement"). The trademarks and service marks "Diagnomics," "MPMx" and "Changing the Practice of Medicine" shall be either exclusively licensed to MPMx in perpetuity or transferred to and owned by MPMx.


SECTION 3.  DISCLOSURE AND TRANSFER OF TECHNOLOGY

     3.1 MPI shall disclose to MPMx on an ongoing basis during the Agreement Term all MPI Process Technology and MPI Product Technology which MPI reasonably believes to be pertinent to the MPMx Core Field. Notwithstanding the foregoing, MPI need not disclose to MPMx any MPI Process Technology and/or MPI Product Technology which MPI is precluded from disclosing under any agreement binding upon it. Within 30 days of the end of each calendar quarter, the Designated Coordinators shall update SCHEDULE A and SCHEDULE B.

     3.2 MPMx shall disclose to MPI on an ongoing basis during the Agreement Term all MPMx Process Technology and shall disclose to MPI on an ongoing basis during the Agreement Term all MPMx Product Technology which MPMx reasonably believes to be pertinent to the MPI Core Field. Notwithstanding the foregoing, MPMx need not disclose to MPI any MPMx Process Technology and/or MPMx Product Technology which MPMx is precluded from disclosing under any agreement binding upon it. Within 30 days of the end of each calendar quarter, the Designated Coordinators shall update SCHEDULE C


     3.3 MPI shall provide to MPMx biological materials related to the MPMx Core Field and MPMx shall provide to MPI biological materials related to the MPI Core Field in either case, such as genes, gene fragments, vectors, cell lines, strains, transgenic organisms, model organisms, DNA and DNA fragments, as well as information relating to such materials. At the time of each transfer of biological material the Designated Coordinators shall establish a written record evidencing the transfer and indicating the type and amount of transfer and any limitations on the transferred biological materials. The written record shall be initialed by the appropriate officer or senior employee of each Party. With respect to transfers which may have occurred prior to the Effective Date, the Designated Coordinators shall promptly prepare a written record of such previously transferred biological materials. Except for transfers from MPI to the MPI Subsidiaries, the Party receiving such transferred biological materials shall not be permitted or authorized to transfer such biological material to a third party without the prior written authorization of the providing Party. Notwithstanding the foregoing, neither Party is required to transfer any biological materials which such Party is precluded from transferring under any agreement binding upon such Party.

     3.4 MPI shall provide reasonable technical assistance and instruction, at MPMx's sole option and expense, in understanding, interpreting and applying MPI Process Technology and MPI Product Technology, and MPMx shall provide reasonable technical assistance and instruction, at MPI's sole option and expense, in understanding, interpreting and applying MPMx

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Process Technology and MPMx Product Technology. Each Party shall make its employees reasonably available for consultation by telephone, or in person at the Party's offices, in connection with such assistance and instruction, all at the requesting Party's expense.


SECTION 4.  ISSUANCE OF EQUITY

     In consideration for the transfers and licenses set forth herein, MPMx hereby agrees to issue, and MPI hereby agrees to accept, among other consideration, 6,250,000 shares of Series A Convertible Preferred Stock of MPMx.


SECTION 5.  SUPPORT OF PROCESS TECHNOLOGY AND RELATED COMPENSATION.

     (a) GENERAL OBLIGATIONS OF MPI, MPMx AND MPI SUBSIDIARIES. MPI shall be the central repository for all Process Technology. Except as set forth in this subsection (a) and as provided for in subsection (c) below, MPI shall have the right and responsibility for supporting all Process Technology. Such support obligation shall extend to MPMx, each MPI Subsidiary which is an Affiliate of MPI, and each permitted sublicensee of Process Technology. With respect to MPMx Process Technology, MPMx shall provide reasonable assistance to MPI in connection with MPI's support obligations and, with respect to MPI Subsidiary Process Technology, MPI shall contractually require each MPI Subsidiary, until such time as it is no longer an Affiliate of MPI, to provide reasonable assistance to MPI in connection with its support obligations. Notwithstanding the foregoing, with respect to MPMx Process Technology which also constitutes an MPMx Product, MPMx shall have the right and responsibility for supporting Third Party Licensees of such MPMx Process Technology in lieu of MPI and, with respect to MPI Subsidiary Process Technology which also constitutes an independent product which is marketed and sold to third parties by an MPI Subsidiary, such MPI Subsidiary shall have the right and responsibility for supporting Third Party Licensees of such MPI Subsidiary Process Technology in lieu of MPI.

     (b) COMPENSATION TO MPI. Prior to the commencement of each calendar year, MPMx, each MPI Subsidiary which is an Affiliate of MPI, and MPI shall agree on an annual support budget for MPI in exchange for MPI's performance of its support obligations that run to MPMx and such MPI Subsidiaries. In the event that MPMx or an MPI Subsidiary requires an unusual amount of support from MPI in a given calendar year, MPMx or the MPI Subsidiary, as applicable, and MPI shall negotiate on a case-by-case basis additional compensation to be paid MPI by MPMx or the MPI Subsidiary, as applicable. MPI shall be compensated for its support obligations that run to all other permitted sublicensees of Process Technology by such sublicensees as provided for in MPI's licensing arrangement with such sublicensees.

     (c) ELECTION NOT TO SUPPORT PROCESS TECHNOLOGY. Despite MPI's general obligation to support all Process Technology, MPI shall have the right to elect not to support certain components of the Process Technology. In the case of any such MPMx Process Technology or MPI Subsidiary Process Technology, MPMx or the applicable MPI Subsidiary shall have the right, but not the obligation, to support such MPMx Process Technology or MPI Subsidiary Process Technology for itself, each MPI Subsidiary which is an Affiliate of MPI, and MPI, and shall have the option of extending support of such MPMx Process Technology or MPI Subsidiary Process Technology to all other permitted sublicensees of the MPMx Process Technology or MPI Subsidiary Process Technology. In the event that MPMx declines to undertake such right and option, MPMx and MPI may consent to such undertaking by an MPI Subsidiary which is an Affiliate of MPI. In the event that the applicable MPI Subsidiary declines to undertake such right and option, the applicable MPI Subsidiary and MPI may consent to such undertaking by MPMx or an MPI Subsidiary which is an Affiliate of MPI. In the case of any such MPI Process Technology which is not MPI Subsidiary Process Technology, in the event that MPMx or an MPI Subsidiary which is an Affiliate of MPI desires to undertake such right and option, MPI may consent to such undertaking by MPMx or such MPI Subsidiary. With respect to all components of the Process Technology that MPI elects not to support, MPI shall provide reasonable assistance to the party providing the support.

     (d) COMPENSATION TO MPMx AND MPI SUBSIDIARIES. In the event that MPMx elects to support components of the Process Technology on behalf of itself, each MPI Subsidiary which is an Affiliate of MPI, and MPI, MPMx shall be reimbursed by the MPI Subsidiaries and MPI for its Fully-Loaded Cost associated with the rendering of such support services. In the event that an MPI Subsidiary elects to support components of the Process Technology on behalf of itself, MPMx, each MPI Subsidiary which is an Affiliate of MPI, and MPI, such MPI Subsidiary shall be reimbursed by MPMx, the MPI Subsidiaries and MPI for its Fully-Loaded Cost associated with the rendering of such services. In the event that MPMx or an MPI Subsidiary supports any other permitted sublicensee of Process Technology, MPMx or the MPI Subsidiary shall be compensated for such support obligations by such sublicensee as provided for in the licensing arrangement with such sublicensee.

     (e) TERM. If MPMx ceases to be an Affiliate of MPI, the provisions of subsections (a)-(d) shall cease to apply to MPMx, provided that MPMx and MPI and the MPI Subsidiaries shall agree on terms for a transition period not to exceed two (2) years. During such transition period, at a minimum, the former supporting parties shall provide MPMx with reasonable technical assistance and instruction in the use of MPI Process Technology in the MPMx Core Field and such former supporting parties shall be reimbursed for their Fully-Loaded Cost associated with such assistance and instruction. Additionally, with respect to software included within the MPI Process Technology that remains non-exclusively licensed to MPMx pursuant to Section 2, if MPI does not agree to continue support of such software in any transitional or final support arrangement agreed to with MPMx, MPI shall provide MPMx with the source code necessary in order for MPMx to exploit its continuing license to such software. If an MPI Subsidiary ceases to be an Affiliate of MPI, the provisions of subsections (a)-(d) shall cease to apply with respect to such MPI Subsidiary, provided that MPMx, MPI and such MPI Subsidiary shall agree on terms for a transition period not to exceed two (2) years. During such transition period, at a minimum, the former supporting parties shall provide the MPI Subsidiary with reasonable technical assistance and instruction in the use of MPI Process Technology and MPMx Process Technology in the portion of the MPI Core Field assigned to such MPI Subsidiary and such former supporting parties shall be reimbursed for their Fully-Loaded Cost associated with such assistance and instruction.


SECTION 6.  LICENSING OF PROCESS TECHNOLOGY AND RELATED COMPENSATION.

     (a) GENERAL OUT-LICENSING OBLIGATIONS. Except as set forth in this subsection (a) and as provided for in subsection (c) below, MPI shall have the right and responsibility for licensing all Process Technology and related Patent Rights. Notwithstanding the foregoing, without the written consent of MPMx, MPI shall have no right to grant such licenses if the intended principal use of the Process Technology or related Patent Rights is in the MPMx Core Field. At the request of MPMx, which request shall not be unreasonably refused by MPI, MPI shall license the Process Technology and related Patent Rights to a Third Party Licensee of MPMx for use in the MPMx Core Field. At the request of an MPI Subsidiary, which request shall not be unreasonably refused by MPI, MPI shall license the Process Technology and related Patent Rights to a Third Party Licensee of such MPI Subsidiary for use in the portion of the MPI Core Field assigned to such MPI Subsidiary. Notwithstanding the foregoing, with respect to MPMx Process Technology which also constitutes an MPMx Product, MPMx shall have the right and responsibility for licensing such MPMx Process Technology to Third Party Licensees in lieu of MPI and, with respect to MPI Subsidiary Process Technology which also constitutes an independent product which is marketed and sold to third parties by an MPI Subsidiary, such MPI Subsidiary shall have the right and responsibility for licensing such MPI Subsidiary Process Technology to Third Party Licensees in lieu of MPI.

     (b) COMPENSATION FOR LICENSING BY MPI. MPI shall be entitled to retain all compensation received by it in connection with its licensing of Process Technology and related Patent Rights, provided that in the event that MPI licenses the Process Technology and related Patent Rights to a Third Party Licensee of MPMx for use in the MPMx Core Field or to a Third Party Licensee of an MPI Subsidiary for use in the portion of the MPI Core Field assigned to such MPI Subsidiary, MPMx or the MPI Subsidiary, as applicable, shall be entitled to retain such compensation. In the event that MPI licenses the Process

     Technology and related Patent Rights to a Third Party Licensee for use in both the MPMx Core Field and the MPI Core Field, the parties whose core fields are involved shall negotiate on a case-by-case basis an appropriate sharing of the compensation received by MPI.

     (c) NON-SUPPORTED PROCESS TECHNOLOGY. In the event that MPI shall elect not to support certain components of the Process Technology, MPI shall cease to have the right and responsibility for licensing such components of the Process Technology and their related Patent Rights. In the case of components of the MPMx Process Technology, MPMx shall have the right, but not the obligation, to license such components of the Process Technology and their related Patent Rights to Third Party Licensees for use in the MPMx Core Field. In the case of components of the MPI Subsidiary Process Technology, the applicable MPI Subsidiary shall have the right, but not the obligation, to license such components of the MPI Subsidiary Process Technology and their related Patent Rights to Third Party Licensees for use in the portion of the MPI Core Field assigned to such MPI Subsidiary. In the event that an MPI Subsidiary desires to license components of the MPMx Process Technology and their related Patent Rights to a Third Party Licensee for use in the portion of the MPI Core Field assigned to such MPI Subsidiary, if MPMx and MPI so consent, which consent shall not be unreasonably refused, MPMx (or, at the option of MPMx, such MPI Subsidiary) shall grant such license. In the event that MPMx or another MPI Subsidiary desires to license components of the MPI Subsidiary Process Technology and their related Patent Rights to a Third Party Licensee for use in the MPMx Core Field or the portion of the MPI Core Field assigned to such MPI Subsidiary, respectively, if the applicable MPI Subsidiary and MPI so consent, which consent shall not be unreasonably refused, the applicable MPI Subsidiary (or, at the option of the applicable MPI Subsidiary, MPMx or such other MPI Subsidiary) shall grant such license. In the case of components of the MPI Process Technology which are not MPI Subsidiary Process Technology, in the event that MPMx or an MPI Subsidiary desires to license such components of the MPI Process Technology and their related Patent Rights to a Third Party Licensee for use in the MPMx Core Field or the portion of the MPI Core Field assigned to such MPI Subsidiary, respectively, if MPI so consents, which consent shall not be unreasonably refused, MPMx or such MPI Subsidiary shall have the right to grant such license.

     (d) COMPENSATION FOR LICENSING BY MPMx OR MPI SUBSIDIARIES. In the event that MPMx licenses components of the Process Technology and their related Patent Rights in the MPMx Core Field in accordance with subsection (c) above, MPMx shall be entitled to retain all compensation received from such Third Party Licensees. In the event that an MPI Subsidiary licenses components of the Process Technology and their related Patent Rights in the portion of the MPI Core Field assigned to such MPI Subsidiary in accordance with subsection (c) above, such MPI Subsidiary shall be entitled to retain all compensation received from such Third Party Licensees.

     (e) SURVIVAL OF LICENSES. Upon the expiration of the Agreement Term, the provisions of subsections (a)-(d) shall cease to apply, provided that any license granted in accordance with subsections (a)-(d) above prior to the expiration of the Agreement Term shall survive any expiration of the Agreement Term.


SECTION 7.  PATENT RIGHTS

     The Patent Rights of the Parties on a country by country basis shall be as defined below, provided that, in no event shall either Party have the right to prepare and prosecute a patent application which discloses Confidential Information of the other Party without the prior written consent of the other Party.

     7.1    PATENT RIGHTS OF MPI.

     (a) PROCESS TECHNOLOGY PATENT RIGHTS. MPI shall have the exclusive right, at its expense and in its sole discretion, to prepare, file and prosecute patent applications, and to maintain and enforce any patents issued thereon, with respect to inventions relating to MPI Process Technology and to inventions relating to MPMx Process Technology, provided that in the case of inventions relating to MPMx Process Technology, MPI shall consult with MPMx concerning such patent prosecution and give due consideration to the comments and suggestions of MPMx, and further provided that in the case of claims that relate solely to the MPMx Core Field, MPI shall follow the advice of MPMx absent compelling reasons to the contrary. Additionally, in the event that MPI elects not to file or prosecute a patent application or elects not to maintain a patent covering an invention relating to MPMx Process Technology, MPI shall promptly notify MPMx and MPMx shall have the right, at its expense, to assume the patent filing, prosecution or maintenance for such invention.

     (b) MPI PRODUCT TECHNOLOGY PATENT RIGHTS IN THE MPI CORE FIELD. MPI shall have the exclusive right, at its expense and its sole discretion, to prepare, file and prosecute patent applications, and to maintain and enforce any patents issued thereon, with respect to inventions relating to MPI Product Technology in the MPI Core Field other than that jointly owned by MPI and MPMx.

     (c) MPI PRODUCT TECHNOLOGY PATENT RIGHTS IN THE MPMx CORE FIELD. At MPMx's expense, MPI shall prepare, file and prosecute patent applications and shall maintain and enforce any patents issued thereon, with respect to MPI Product Technology in the MPMx Core Field other than that jointly owned by MPI and MPMx. In the event that MPMx elects not to assume these costs in any country, MPI shall have the right and option to undertake such responsibilities, at its sole expense. If MPI undertakes such responsibilities at its sole expense, then (i) the license under Section 2 to any such MPI Product Technology Patent Right in such country shall terminate and (ii) MPI shall have the exclusive right to develop and/or commercialize such MPI Product Technology in either the MPMx Core Field or the MPI Core Field.

     7.2  PATENT RIGHTS OF MPMx.

     (a) MPMx PRODUCT TECHNOLOGY PATENT RIGHTS IN THE MPMx CORE FIELD. MPMx shall have the exclusive right, at its expense and its sole discretion, to prepare, file and prosecute patent applications, and to maintain and enforce any patents issued thereon, with respect to inventions relating to MPMx Product Technology in the MPMx Core Field other than that jointly owned by MPMx and MPI.

     (b) MPMx PRODUCT TECHNOLOGY PATENT RIGHTS IN THE MPI CORE FIELD. At MPI's expense, MPMx shall prepare, file and prosecute patent applications and shall maintain and enforce any patents issued thereon, with respect to MPMx Product Technology in the MPI Core Field other than that jointly owned by MPMx and MPI. In the event that MPI elects not to assume these costs in any country, MPMx shall have the right and option to undertake such responsibilities, at its sole expense. If MPMx undertakes such responsibilities at its sole expense, then (i) the license under Section 2 to any such MPMx Product Technology Patent Right in such country shall terminate and (ii) MPMx shall have the exclusive right to develop and/or commercialize such MPMx Product Technology in either the MPMx Core Field or the MPI Core Field.

      7.3 JOINT PRODUCT TECHNOLOGY PATENT RIGHTS. Patent applications relating to MPI Product Technology and MPMx Product Technology jointly owned by MPI and MPMx shall be prepared, filed and prosecuted by the Party in whose core field the technology is most relevant; provided that, if the technology is relevant to the core fields of both Parties then MPI shall prepare, file and prosecute such patent application. The costs of such preparation, filing and prosecution of such patent applications, and the maintenance of any patent issuing thereon, shall be borne equally by the Parties. Should either Party determine that it no longer desires to file or prosecute such patent application or maintain any patent issued thereon, then such Party shall be obligated to transfer its entire right, title and interest in and to such patent application or patent to the other Party and such patent application or patent shall not be subject to the license provisions of Section 2.


     7.4  IMPROVEMENTS.

     (a) IMPROVEMENTS MADE BY MPI TO MPMx PRODUCT TECHNOLOGY. MPMx shall have the right to prohibit MPI from preparing, filing and prosecuting a patent application directed to any improvement made by MPI to MPMx Product Technology. If MPMx consents to the preparation, filing and prosecution of such patent application, then such patent application shall be prepared and prosecuted, in MPI's name and at MPI's expense, by MPMx. If MPI decides not to prepare, file and prosecute such patent application, then MPMx shall not have the right to assume the preparation and prosecution of such patent application.

     (b) IMPROVEMENTS MADE BY MPMx TO MPI PRODUCT TECHNOLOGY. MPI shall have the right to prohibit MPMx from preparing, filing and prosecuting a patent application directed to any improvement made by MPMx to a MPI Product Technology. If MPI consents to the preparation, filing and prosecution of such patent application, then such patent application shall be prepared, filed and prosecuted, in MPMx's name and at MPMx's expense, by MPI. If MPMx decides not to prepare, file and prosecute such patent application, then MPI shall not have the right to assume the preparation, filing and prosecution of such patent application.

     (c) JOINT IMPROVEMENTS. The Parties shall discuss and shall mutually agree to prepare, file and prosecute patent applications relating to jointly owned improvements to any of the MPI Product Technology or MPMx Product Technology, provided that the Party from whose technology such improvement derives shall have the right to prohibit the preparation, filing and prosecution of any such patent applications. If the Parties agree to prepare, file and prosecute any such patent applications, then the preparation, filing and prosecution shall be controlled by the Party to whose technology such improvement relates. The costs of the preparation, filing and prosecution of such patent applications shall be borne equally by the Parties. Should either Party determine that it no longer desires to file or prosecute such patent application or maintain any patent issued thereon, then such Party shall be obligated to transfer its entire right, title and interest in and to such patent application or patent to the other Party and such patent application or patent shall not be subject to the license provisions of Section 2.


SECTION 8.  CONFIDENTIAL INFORMATION.

     8.1 CONFIDENTIAL INFORMATION. Any Party receiving Confidential Information shall maintain the confidential and proprietary status of such Confidential Information, keep such Confidential Information and each part thereof within its possession or under its control sufficient to prevent any activity with respect to the Confidential Information that is not specifically authorized by this Agreement, use commercially reasonable efforts to prevent the disclosure of any Confidential Information to any other Person, and use commercially reasonable efforts to ensure that such Confidential Information is used only for those purposes specifically authorized herein; provided, however, that such restriction shall not apply to any Confidential Information which is (a) independently developed by the receiving Party, (b) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the receiving

Party, (c) received without an obligation of confidentiality from a third party having the right to disclose such information, (d) released from the restrictions of this Section 8.1 by the express written consent of the disclosing Party, (e) disclosed to any permitted assignee, permitted sublicensee or permitted subcontractor of either MPI or MPMx hereunder (if such assignee, sublicense or subcontractor is subject to the provisions of this Section 8.1 or comparable provisions of such other documents), or (f) required by law, statute, rule or court order to be disclosed (the disclosing Party shall, however, use commercially reasonable efforts to obtain confidential treatment of any such disclosure).

     8.2 EMPLOYEE OBLIGATIONS. MPI and MPMx each agree that it shall provide Confidential Information received from the other Party only to its employees, consultants, advisors and third party collaborators who have a need to know and have an obligation to treat such information and materials as confidential. Without limiting the generality of the foregoing, MPI and MPMx each shall use commercially reasonable efforts to obtain confidentiality agreements from its respective employees and agents, similar in scope to Section 8.1, to protect the Confidential Information.

     8.3 THIRD PARTY OBLIGATIONS. Each Party acknowledges that the other Party may from time to time have agreements with other persons which impose obligations or restrictions on such other Party with respect to the disclosure or use of inventions or information relating to the subject matter of such agreements ("Third Party Agreements"). Each Party agrees to be bound by all such obligations and restrictions which are made known to it under Third Party Agreements relating to Confidential Information.

     8.4 PERMITTED DISCLOSURES. Notwithstanding the provisions of Section 8.1 hereof, MPI and MPMx may, to the extent necessary, disclose and use Confidential Information, consistent with the rights of MPI and MPMx otherwise granted hereunder (a) for the purpose of engaging in research and development, conducting clinical testing and marketing programs, or securing institutional or government approval to clinically test or market any product, (b) for the purpose of sharing clinical trial results and data with third parties conducting clinical trials, (c) for the purpose of securing patent protection to the extent provided in Section 7, (d) for the purpose of obtaining private investment, or
(e) for the purpose of discussing potential business and collaborative relationships in each party's core field.

     8.5 TERM The obligations set forth in this Section 8 shall survive for a period of five (5) years from the expiration of the Agreement Term.


SECTION 9.  TERM

     This Agreement becomes effective as of the Effective Date and shall remain in effect during the Agreement Term. Upon the expiration of the Agreement Term, the provisions of Section 2.1 (as provided for therein), Section 2.2 (as provided for therein), Section 2.3(a),

Section 2.4, Section 5(e), Section 6(e), Section 7, Section 8, Section 10,
Section 11, Section 12(b) and Section 13 shall survive the expiration of the Agreement Term.


SECTION 10.  DISCLAIMER OF WARRANTY; CONSEQUENTIAL DAMAGES.

     10.1 DISCLAIMER OF WARRANTY. Nothing in this Agreement shall be construed as a representation made or warranty given by either Party hereto that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid, or that the practice by the other Party hereto of any license granted hereunder will not infringe the patent or proprietary rights of any other Person. In addition, MPI and MPMx acknowledge that ALL KNOW-HOW LICENSED OR TRANSFERRED HEREUNDER IS LICENSED AND TRANSFERRED, AS TO THE CASE MAY BE, TO MPMX AND MPI, RESPECTIVELY, AS IS, AND MPI AND MPMX EXPRESSLY DISCLAIM AND HEREBY WAIVE, RELEASE AND RENOUNCE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH KNOW-HOW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. In turn, MPI shall contractually require each MPI Subsidiary to acknowledge that MPMx makes no representation or warranty that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid, to acknowledge that MPMx makes no representation or warranty that the practice by such MPI Subsidiary of any license granted hereunder will not infringe the patent or proprietary rights of any other Person, to acknowledge that all know-how is licensed or transferred to such MPI Subsidiary as is, and to expressly disclaim and waive, release and renounce any warranty, express or implied, with respect to such know-how, including, without, any warranty of merchantability or fitness for a particular purpose.

     10.2 CONSEQUENTIAL DAMAGES. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM TO THE OTHER ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.


SECTION 11.  INDEMNIFICATION

     11.1 INDEMNIFICATION BY MPI. MPI agrees to defend MPMx at MPI's cost and expense, and will indemnify and hold MPMx and its directors, officers, employees and agents (the "MPMx Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the exploitation by MPI or an MPI Subsidiary or their licensees of the licenses granted by MPMx pursuant to Section 2, including the development, manufacture, use sale or other disposition of products or services resulting therefrom. In the event of any such claim against the MPMx Indemnified Parties by any party, MPMx shall promptly notify MPI in writing of the claim and MPI shall manage and control, at its sole expense, the defense of the claim and its settlement. The MPMx Indemnified Parties shall cooperate with MPI and may, at their option and expense, be represented in any such action or proceeding. MPI shall not be liable for any litigation costs or expenses incurred by the MPMx Indemnified Parties or for any costs or expenses of settlements made by any MPMx Indemnified Parties without MPI's prior written authorization. In addition, MPI shall not be responsible for the indemnification of any MPMx Indemnified Party arising from any negligent or intentional acts by such party.

     11.2. INDEMNIFICATION BY MPMx. MPMx agrees to defend MPI at MPMx's cost and expense, and will indemnify and hold MPI and its directors, officers, employees and agents (the "MPI Indemnified Parties") harmless from and against any losses, costs, damages, fees or expenses arising out of any claim relating to personal injury from the exploitation by MPMx or its licensees of the licenses granted by MPI pursuant to Section 2, including the development, manufacture, use sale or other disposition of products or services resulting therefrom. In the event of any such claim against the MPI Indemnified Parties by any party, MPI shall promptly notify MPMx in writing of the claim and MPMx shall manage and control, at its sole expense, the defense of the claim and its settlement. The MPI Indemnified Parties shall cooperate with MPMx and may, at their option and expense, be represented in any such action or proceeding. MPMx shall not be liable for any litigation costs or expenses incurred by the MPI Indemnified Parties or any costs or expenses of settlements made by any MPI Indemnified Parties without MPMx's prior written authorization. In addition, MPMx shall not be responsible for the indemnification of any MPI Indemnified Party arising from any negligent or intentional acts by such party.


SECTION 12.  GOVERNANCE.

     (a) ROLE OF FAMILY COUNCIL. The relationship among MPMx, MPI and the MPI Subsidiaries shall be guided by the Family Council. The purpose of the Family Council shall be to provide guidance to MPMx, MPI and each of the MPI Subsidiaries on matters relating to the definition of the MPMx Core Field, the MPI Core Field and any portion of the MPI Core Field assigned to an MPI Subsidiary, MPMx's proposed provision of PMDRDS in connection with a Competitive Product which has not yet advanced to the stage of clinical studies, the licensing of technology, the allocation and management of business opportunities among MPMx, MPI and the MPI Subsidiaries, the allocation of compensation and costs among MPMx, MPI and the MPI Subsidiaries, conflicts among MPMx, MPI and the MPI Subsidiaries, and other related issues. The Family Council shall endeavor to reach consensus on all conflicts brought before it by any of MPMx, MPI or an MPI Subsidiary. To the extent that conflicts brought before the Family Council specifically or disproportionately implicate the interests of MPMx, MPI or an MPI Subsidiary, the Family Council shall be deferential to that entity's recommendations consistent with MPI's overall business strategy. If the Family Council cannot reach a consensus on any conflict brought before it, the conflict shall be referred to the boards of directors of the parties involved.

     (b) TERM. If MPMx ceases to be an Affiliate of MPI, subsection (a) above shall cease to apply with respect to MPMx. If an MPI Subsidiary ceases to be an Affiliate of MPI, subsection (a) above shall cease to apply with respect to such MPI Subsidiary.


SECTION 13.  GENERAL PROVISIONS

     13.1 PRIOR AGREEMENTS WITH MPI SUBSIDIARIES. MPMx acknowledges that MPI has entered into a Rights Exchange Agreement and Technology Transfer and License Agreement with its subsidiary Millennium BioTherapeutics, Inc. To the extent that such agreements are not substantially consistent with MPI's obligations to MPMx under this Agreement or the Rights Exchange Agreement, MPI agrees to use commercially reasonable and diligent efforts to amend such agreements (including obtaining any consents necessary to amend such agreements) so that they are substantially consistent with MPI's obligations to MPMx under this Agreement and the Rights Exchange Agreement. If, despite such efforts, MPI is unable to so amend the agreements, the provisions of this Agreement and the Rights exchange Agreement shall nevertheless continue to apply to the relationship among MPI, any other MPI Subsidiary and MPMx, and MPI shall not be deemed to be in breach of this Agreement or the Rights Exchange Agreement.

     13.2 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of MPI or MPMx to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     13.3 FORCE MAJEURE. Neither Party to this Agreement shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of the Agreement due to acts of God, acts of governments, war, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such Party.

     13.4 COOPERATION. Each Party agrees to cause each of its employees and agents to take all actions and to execute, acknowledge and deliver all instruments or agreements reasonably requested by the other Party, and necessary for the perfection, maintenance, enforcement or defense of that Party's rights as set forth herein.

     13.5 NOTICES. All notices, requests and other communications to MPI or MPMx hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such other address as may be specified in writing to the other Party hereto):

                  Millennium Pharmaceuticals, Inc.
                  640 Memorial Drive
                  Cambridge, MA  02139-4815
                  ATTENTION:  Chief Business Officer
                  with a copy to: Legal Department

                  Millennium Predictive Medicine, Inc.
                  640 Memorial Drive
                  Cambridge, MA  02139-4815
                  ATTENTION: President
                  with a copy to: Legal Department

Any notice or communication given in conformity with this Section 13.5 shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or other electronic facsimile transmission, and three (3) days after mailing, if mailed.

     13.6 FURTHER ASSURANCES. Each of MPI and MPMx agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

     13.7 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, MPI, MPMx, and their respective successors and assigns. Notwithstanding the foregoing, except as otherwise contemplated herein, neither MPI nor MPMx may assign or otherwise transfer any of its rights and interests, nor delegate any of its respective obligations hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 13.7 shall be null and void. Subject to the foregoing, any reference to MPI and MPMx hereunder shall be deemed to include the successors thereto and assigns thereof.

     13.8 AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by MPI or MPMx therefrom, shall be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by MPI and MPMx, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreements course of dealing or performance or any other matter not set forth in an agreement in writing and signed by MPI and MPMx.

     13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts notwithstanding the provisions governing conflict of laws under the laws of the Commonwealth of Massachusetts to the contrary.

     13.10 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, MPI and MPMx hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

     13.11 HEADINGS. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration interpreting, this Agreement.

     13.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     13.13 ENTIRE AGREEMENT. This Agreement, together with the Rights Exchange Agreement, the Trademark License Agreement, the Administrative Services Agreement dated the Effective Date, the Research Services and Collaboration Agreement dated the Effective Date and the Tax Sharing Agreement dated the Effective Date, constitute the entire agreement of MPI and MPMx with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between MPI and MPMx with respect to such subject matter are hereby superseded in their entirety.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first above written.

                                         MILLENNIUM PHARMACEUTICALS, INC.



                                         By:
                                         ----------------------------

                                         Steven H. Holtzman
                                         Chief Business Officer


                                     MILLENNIUM PREDICTIVE MEDICINE, INC.



                                     By:
                                     ----------------------------
                                         Kenneth J. Conway
                                         President

                                   SCHEDULE A
                             MPI PROCESS TECHNOLOGY


RADE [ ]
Transcriptional Profiling
Mouse Models, including transgenic and knock-out technologies
Sequencing, including sequence analysis
cDNA and genomic library screening methodologies
Protein Biochemistry, including proteomics and PARADE [ ]
Histology
Vector Biology
Cell Biology, including bioassay technology
Yeast Two-Hybrid technology
Automation

                                   SCHEDULE B
                        MPI SUBSIDIARY PROCESS TECHNOLOGY

                                   SCHEDULE C
                             MPMx PROCESS TECHNOLOGY

                                   SCHEDULE D
              VARIATIONS FOR TECHNOLOGY WHICH CONSTITUTES A PRODUCT

There shall be no variations for Process Technology or Product Technology which constitutes an MPMx Product except as set forth below.

Diagnomic and Pharmacogenomic Databases shall be licensed to MPI on the following basis. So long as MPMx remains an Affiliate of MPI, MPI shall not be obligated to pay MPMx any licensing, subscription or upfront payments in order to use Diagnomic and Pharmacogenomic Databases, but shall be obligated to pay MPMx downstream fees and charges, such as milestones and royalties, associated with the fair market value sales of Diagnomic and Pharmacogenomic Databases to third parties. So long as an MPI Subsidiary remains an Affiliate of MPI, such MPI Subsidiary shall not be obligated to pay MPMx any licensing, subscription or upfront payments in order to use Diagnomic and Pharmacogenomic Databases, but shall be obligated to pay MPMx downstream fees and charges, such as milestones and royalties, associated with the fair market value sales of Diagnomic and Pharmacogenomic Databases to third parties. If MPMx ceases to be an Affiliate of MPI, MPI and the MPI Subsidiaries shall also be required to pay to MPMx any licensing, subscription or upfront payments associated with the fair market value sales of Diagnomic and Pharmacogenomic Databases, provided that MPMx, MPI and the MPI Subsidiaries shall agree on terms for a transition period not to exceed two (2) years. If an MPI Subsidiary ceases to be an Affiliate of MPI, such MPI Subsidiary shall also be required to pay to MPMx any licensing, subscription or upfront payments associated with the fair market value sales of Diagnomic and Pharmacogenomic Databases, provided that MPMx, MPI and the MPI Subsidiary shall agree on terms for a transition period not to exceed two (2) years.